SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2009

                          NEW ENGLAND BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                     0-51589               04-3693643
           --------                    ---------              ----------
(State or other Jurisdiction of       (Commission            (IRS Employer
incorporation or organization)        File Number)         Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement
             ------------------------------------------

Agreement and Plan of Merger

         On January 14, 2009, New England Bancshares, Inc. ("New England Bancshares"), the parent company for Valley Bank, a Connecticut commercial bank, and Enfield Federal Savings and Loan Association, a federal savings bank ("Enfield Federal"), Valley Bank and The Apple Valley Bank & Trust Company ("Apple Valley"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Apple Valley will merge with and into Valley Bank, with Valley Bank as the surviving entity (the "Merger").

          As previously announced, prior to completion of the Merger with Apple Valley, New England Bancshares intends to merge Enfield Federal with and into Valley Bank and rename the resulting subsidiary institution "New England Bank." Consequently, as a result of the Merger, New England Bancshares will be the holding company for one Connecticut commercial bank, New England Bank.

         The transaction will increase New England Bancshares' assets from $541 million at September 30, 2008, to approximately $624 million, and increase its number of banking offices from 12 to 15. Under the terms of the Merger Agreement, shareholders of Apple Valley will be entitled to elect to receive either one (1) share of New England Bancshares common stock or $8.50 in cash for each share of Apple Valley common stock, subject to an aggregate allocation of 60% stock and 40% cash.

         One member of Apple Valley's board of directors will be asked to join New England Bancshares' board of directors. The Merger is expected to be completed in the second quarter of calendar 2009.

         In connection with the approval of the Merger Agreement, each director of Apple Valley entered into a voting agreement requiring him or her not to sell or transfer the shares of Apple Valley common stock he or she beneficially owns (except in limited circumstances) and to vote his or her shares in favor of the approval of the Merger Agreement at the Apple Valley shareholders meeting to be held to vote on the proposed transaction. If the Merger Agreement is terminated under certain circumstances, Apple Valley has agreed to pay to New England Bancshares a termination fee of $350,000.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide the agreed upon terms of the transaction. The Merger Agreement contains usual and customary representations and warranties that New England Bancshares and Apple Valley made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between New England Bancshares and Apple Valley and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be

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different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between New England Bancshares and Apple Valley rather than establishing matters of fact.

         New England Bancshares will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. Apple Valley shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about New England Bancshares and Apple Valley and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to Apple Valley shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC's web site at http://www.sec.gov, or by directing a request to New England Bancshares, Inc. at 855 Enfield Street, Enfield, Connecticut 06082 or to Apple Valley Bank & Trust Company at 286 Maple Avenue, Cheshire, Connecticut 06410. Copies of other documents filed by New England Bancshares with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to New England Bancshares at the address provided above. In addition, copies of documents filed by Apple Valley with the FDIC may be obtained free of charge by directing a request to Apple Valley's address listed above.

         Apple Valley and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Apple Valley's shareholders in connection with the proposed transaction is set forth in Apple Valley's proxy statement filed with the FDIC in connection with Apple Valley's annual meeting of stockholders held on September 3, 2008. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 9.01      Financial Statements and Exhibits.
               ---------------------------------

(d)      Exhibits

         Number                     Description
         ------                     -----------

         2.1 Agreement and Plan of Merger, dated January 14, 2009, by and between New England Bancshares, Inc., Valley Bank and The Apple Valley Bank & Trust Company ("Merger Agreement"). Certain exhibits and schedules have been omitted from the Merger Agreement as filed with the SEC. The omitted information is considered immaterial from an investor's perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted exhibit or schedule upon request from the SEC.

         99.1                       Press Release dated January 14, 2009





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       NEW ENGLAND BANCSHARES, INC.



DATE: January 14, 2009                By:  /s/ David J. O'Connor
                                           -------------------------------------
                                           David J. O'Connor
                                           President and Chief Executive Officer